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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report :      October 22, 1998




                         Commission File Number 0-26662


                                  PANACO, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware

                 (State or other jurisdiction or incorporation)


                                  43 - 1593374
                        (IRS Employer Identification No.)


           1100 Louisiana
                Suite 5100
           Houston, Texas                                77002
  (Address of principal executive offices)             (Zip Code)




      Registrant's telephone number, including area code: (713) 970 - 3100








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Item 4.           Changes in Registrant's Certifying Accountant

         The Board of Directors of PANACO, Inc. (the "Registrant"), upon recommendation from its Audit Committee, has engaged KPMG Peat Marwick LLP as the Registrant's new independent accountant to audit the Registrant's financial statements for the year ended December 31, 1998. During the two most recent fiscal years ending December 31, 1996 and December 31, 1997, and through the date of their engagement, neither the Registrant nor any person acting on behalf of the Registrant consulted KPMG Peat Marwick LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).


Item 5.           Other Events

         On August 31, 1998, the Board of Directors of the Registrant terminated the Registrant's Preferred Stock Purchase Rights Plan (the "Plan"), and ordered the redemption of all outstanding rights as of September 1, 1998 at the required redemption price of $0.005 per right. The Plan, which is commonly referred to as a "Poison Pill", was established in August 1995 to help deter unwanted takeover proposals. However, the Board of Directors believed that the Plan had not accomplished its intended effect of protecting stockholder value and served little purpose to the Registrant's stockholders in today's market.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PANACO, Inc.

Date:October 22, 1998                        /s/ Todd  R.Bart
                                             Todd R. Bart
                                             Chief Financial Officer